EXHIBIT 99.1
Sila Realty Trust, Inc.
Fourth Quarter 2021 Results
TAMPA, FL (March 29, 2022) - Sila Realty Trust, Inc., or the Company, a public, non-traded real estate investment trust focused on healthcare properties, today announced operating results for the fourth quarter and year ended December 31, 2021.
Highlights of the Quarter Ended December 31, 2021 and Subsequent Events
•Net income attributable to common stockholders totaled $12.1 million; net income attributable to common stockholders per diluted share was $0.05.
•Net operating income, or NOI*, attributable to our operating healthcare properties totaled $40.4 million.
•Funds from operations, or FFO*, attributable to common stockholders equaled $29.1 million; FFO attributable to common stockholders per diluted share was $0.13.
•Adjusted funds from operations, or AFFO*, attributable to common stockholders equaled $27.7 million; AFFO attributable to common stockholders per diluted share was $0.12.
•On October 21, 2021, the Company sold a healthcare property in the St. Louis, MO market for $6.1 million and generated net proceeds at closing of approximately $6.0 million, after transaction costs and other prorations.
•On December 8, 2021, the Company acquired a portfolio of three healthcare properties and two undeveloped land parcels in the Des Moines, IA market for an aggregate purchase price of $46.4 million. The three healthcare properties are approximately 132,617 rentable square feet and are 100% leased to four tenants.
•On December 22, 2021, the Company sold a healthcare property in the Dallas, TX market for $7.0 million and generated net proceeds at closing of approximately $6.7 million, after transaction costs and other prorations.
•On February 8, 2022, the Company placed one operating healthcare property into service.
•On February 10, 2022, the Company sold one land parcel that used to contain a healthcare property in the Houston, TX market for $24.0 million and generated net proceeds at closing of approximately $22.9 million, after transaction costs and other prorations, subject to additional transaction costs paid subsequent to the closing date.
•On February 15, 2022, the Company entered into a new revolving credit agreement and term loan agreement. Upon closing of the new revolving credit agreement, the Company extinguished all commitments associated with the prior revolving line of credit. The new term loan agreement was entered into to replace the Company's prior term loan, which was paid off in its entirety upon closing of the new revolving credit agreement and the new term loan agreement.
•On March 10, 2022, the Company acquired one healthcare property in the Yukon, OK market for an aggregate purchase price of $19.4 million. The property is approximately 45,624 rentable square feet and has been 100% leased to a single tenant.

“2021 was a momentous year for the Company as we intentionally pivoted our focus to being a pure play healthcare REIT subsequent to the successful sale of the Company’s entire data center portfolio on July 22, 2021,” stated Michael Seton, the Company’s Chief Executive Officer and President. “The significant gain can be seen in our net income and, although FFO and AFFO reflect an impact of not generating rental revenue from the data center properties subsequent to the sale, the Company realized an increase in same store NOI from its healthcare properties, garnered the benefits of a full year’s savings related to the internalization transaction, and recognized a significant decrease in interest expense as a result of the material reduction in leverage using proceeds from the data center sale. We also placed into service and acquired a total of five class A healthcare properties, and completed the sale of two non-strategic healthcare assets, as we continue to focus on curating a strong and diversified healthcare portfolio, in an effort to maximize stockholder value.”
* An explanation of FFO, AFFO, and NOI, as well as reconciliations of such non-United States generally accepted accounting principles ("GAAP") financial measures, which should not be considered alternatives to GAAP measures, to the most directly comparable U.S. GAAP measures, is included at the end of this release.
Financial Results
Quarter Ended December 31, 2021, Compared to Quarter Ended December 31, 2020
•Net income attributable to common stockholders was $12.1 million for the quarter ended December 31, 2021, a decrease of 18%, compared to net income attributable to common stockholders of $14.7 million for the quarter ended December 31, 2020.
•FFO attributable to common stockholders was $29.1 million for the quarter ended December 31, 2021, a decrease of 26%, compared to $39.2 million for the quarter ended December 31, 2020.
•AFFO attributable to common stockholders was $27.7 million for the quarter ended December 31, 2021, a decrease of 21%, compared to $35.2 million for the quarter ended December 31, 2020.
Year Ended December 31, 2021, Compared to Year Ended December 31, 2020
•Net income attributable to common stockholders was $402.7 million for the year ended December 31, 2021, an increase of 994%, compared to net income attributable to common stockholders of $36.8 million for the year ended December 31, 2020.
•FFO attributable to common stockholders was $115.9 million for the year ended December 31, 2021, a decrease of 17%, compared to $139.1 million for the year ended December 31, 2020.
•AFFO attributable to common stockholders was $135.7 million for the year ended December 31, 2021, an increase of 11%, compared to $122.3 million for the year ended December 31, 2020.

	Three Months Ended December 31,				Year Ended December 31,
	2021	2020	$ Change	% Change	2021	2020	$ Change	% Change
Net income attributable to common stockholders per common share - basic	$0.05	$0.07	$(0.02)	(28.57)%	$1.80	$0.17	$1.63	958.82%
Net income attributable to common stockholders per common share - diluted	$0.05	$0.07	$(0.02)	(28.57)%	$1.79	$0.17	$1.62	952.94%
FFO per common share - basic	$0.13	$0.18	$(0.05)	(27.78)%	$0.52	$0.63	$(0.11)	(17.46)%
FFO per common share - diluted	$0.13	$0.18	$(0.05)	(27.78)%	$0.52	$0.63	$(0.11)	(17.46)%
AFFO per common share - basic	$0.12	$0.16	$(0.04)	(25.00)%	$0.61	$0.55	$0.06	10.91%
AFFO per common share - diluted	$0.12	$0.16	$(0.04)	(25.00)%	$0.60	$0.55	$0.05	9.09%
The decrease in financial results during the quarter ended December 31, 2021, is primarily the result of not generating rental revenue from the data center properties subsequent to the sale on July 22, 2021. The decrease in net income was partially offset by a decrease in interest expense due to the payoff of all of the Company's notes payable in connection with the data center portfolio sale.
Operating Results
Quarter Ended December 31, 2021, Compared to Quarter Ended December 31, 2020
•NOI attributable to our operating healthcare properties was $40.4 million for the quarter ended December 31, 2021, an increase of 3%, compared to $39.4 million for the quarter ended December 31, 2020.
•Rental revenue attributable to our operating healthcare properties was $43.6 million for the quarter ended December 31, 2021, an increase of 4%, compared to $41.9 million for the quarter ended December 31, 2020.
•Same store NOI attributable to our operating healthcare properties was $39.2 million for the quarters ended December 31, 2021 and 2020, respectively.
Operating Results
Year Ended December 31, 2021, Compared to Year Ended December 31, 2020
•NOI attributable to our operating healthcare properties was $160.1 million for the year ended December 31, 2021, an increase of 6%, compared to $150.6 million for the year ended December 31, 2020.
•Rental revenue attributable to our operating healthcare properties was $172.8 million for the year ended December 31, 2021, an increase of 4%, compared to $165.8 million for the year ended December 31, 2020.
•Same store NOI attributable to our operating healthcare properties was $155.0 million for the year ended December 31, 2021, an increase of 3%, compared to $149.8 million for the year ended December 31, 2020.

The increase in NOI and rental revenue attributable to operating healthcare properties during the quarter ended December 31, 2021, as compared to the quarter ended December 31, 2020, is primarily attributable to the acquisition of four operating properties and placement of two development properties in service since October 1, 2020.

Portfolio Overview
During the fourth quarter of 2021, the Company acquired a portfolio of three healthcare properties and two undeveloped land parcels, located in the Des Moines, IA market, for an aggregate purchase price of $46.4 million. The three healthcare properties are composed of 132,617 rentable square feet and are 100% leased to four tenants. The Company also disposed of two healthcare properties, located in the St. Louis, MO and Dallas, TX markets, for an aggregate sale price of $13.1 million, which generated net proceeds of $12.6 million and resulted in a gain on sale of the properties of $0.1 million in the fourth quarter of 2021.
As of December 31, 2021, the Company owned 125 real estate properties, located in 56 markets, composed of approximately 5.2 million rentable square feet with a total real estate investment of approximately $2.2 billion. The Company's properties had a weighted average occupancy of 99.5% and weighted-average remaining lease term of 9.5 years.
As of December 31, 2021, the Company had one land parcel that formerly contained a healthcare property which was classified as held for sale. The Company sold the land attributable to the healthcare property on February 10, 2022.
Balance Sheet and Liquidity
On December 23, 2021, the Company repaid $20.0 million on its credit facility primarily with proceeds from the sale of the two previously mentioned healthcare properties during the fourth quarter.
As of December 31, 2021, the Company had liquidity of approximately $532.4 million, consisting of $32.4 million in cash and cash equivalents and $500.0 million in borrowing base availability under its credit facility.
As of December 31, 2021, the Company had total principal debt outstanding of $500.0 million under the Company's credit facility, with a net debt leverage ratio, which is the ratio of principal debt outstanding less cash to fair market value of real estate plus the total aggregate cost of properties acquired after the net asset value date of May 31, 2021, of 20.2%. The Company’s outstanding debt was composed of 80.0% fixed rate debt through the use of interest rate swaps and 20.0% variable rate debt.
On February 15, 2022, the Company, Sila Realty Operating Partnership, LP, or the Operating Partnership, and certain of its subsidiaries, entered into a senior unsecured revolving credit agreement, or the New Revolving Credit Agreement, with Truist Bank, as Administrative Agent for the lenders, for aggregate commitments available of up to $500.0 million, which may be increased, subject to lender approval, through incremental term loans and/or revolving loan commitments in an aggregate amount not to exceed $1,000.0 million. The maturity date for the New Revolving Credit Agreement is February 15, 2026, which, at the Company's election, may be extended for a period of six-months on no more than two occasions, subject to certain conditions, including the payment of an extension fee. The New Revolving Credit Agreement was entered into to replace the Company's prior $500.0 million revolving line of credit, which had a maturity date of April 27, 2022, with the option to extend for one twelve-month period. The Company did not exercise the option to extend. Upon closing of the New Revolving Credit Agreement, the Company extinguished all commitments associated with the prior revolving line of credit.
Simultaneously with the New Revolving Credit Agreement’s execution, on February 15, 2022, the Company, the Operating Partnership, and certain of its subsidiaries, entered into the senior unsecured term loan agreement, or the New Term Loan Agreement, with Truist Bank, as Administrative Agent for the lenders. The New Term Loan Agreement was fully funded at closing, and is made up of aggregate commitments of $300.0 million, which may be increased, subject to lender approval, to an aggregate amount not to exceed $600.0 million. The New Term Loan Agreement has a maturity date of December 31, 2024, and, at the Company's election, may be extended for a period of six-months on no more than two occasions, subject to the satisfaction of certain conditions, including the payment of an extension fee. The New Term Loan Agreement was entered into to replace the Company's prior term loan, which was paid off in its entirety upon closing of the New Revolving Credit Agreement and the New Term Loan Agreement. The New Revolving Credit Agreement and the New Term Loan Agreement have aggregate commitments available of $800.0 million.
Distributions
The following table summarizes the Company's distributions paid and distributions declared during the fourth quarter of 2021 (amounts in thousands, except per share amounts):

Common Stock	Cash	DRIP (1)	Total Distributions	Distributions Declared Per Share (2)
Class A	$13,092	$3,670	$16,762	$0.10
Class I	848	586	1,434	$0.10
Class T	1,681	1,503	3,184	$0.08
Class T2	85	75	160	$0.08
	$15,706	$5,834	$21,540

(1)Distribution reinvestment plan (DRIP).
(2)The Company declared weighted average distributions per share of common stock in the amount of $0.10.
The following table summarizes the Company's distributions paid and distributions declared during the year ended December 31, 2021 (amounts in thousands, except per share amounts):

Common Stock	Cash	DRIP (1)	Total Distributions	Distributions Declared Per Share (2)
Class A	$355,135	$17,268	$372,403	$2.21
Class I	26,266	2,412	28,678	$2.21
Class T	77,871	7,286	85,157	$2.12
Class T2	6,577	618	7,195	$2.12
	$465,849	$27,584	$493,433

(1)Distribution reinvestment plan (DRIP).
(2)The Company declared weighted average distributions per share of common stock in the amount of $2.19, which includes a special cash distribution. On July 20, 2021, the Company's board of directors declared a special cash distribution of $1.75 per share of Class A, Class I, Class T and Class T2 common stock. The special cash distribution was funded with proceeds from the sale of its data center portfolio on July 22, 2021. The special cash distribution was paid on July 30, 2021, to stockholders of record at the close of business on July 26, 2021, in the aggregate amount of approximately $392.7 million.
Supplemental Information
The Company routinely provides information for investors and the marketplace through press releases, SEC filings and the Company's website at investors.silarealtytrust.com. The information that the Company posts to its website may be deemed material. Accordingly, the Company encourages investors and others interested in the Company to routinely monitor and review the information that the Company posts on its website, in addition to following the Company's press releases and SEC filings. A glossary of definitions (including those of certain non-GAAP financial measures) and other supplemental information may be found attached to the Current Report on Form 8-K filed on March 29, 2022. A comprehensive listing of the Company's properties is available at silarealtytrust.com/portfolio.
About Sila Realty Trust, Inc.
Sila Realty Trust, Inc. is a public, non-traded real estate investment trust headquartered in Tampa, Florida, that invests in high-quality healthcare properties leased to tenants capitalizing on critical and structural economic growth drivers. The Company is focused on investing in and managing strategic healthcare assets across the continuum of care, with emphasis on lower cost patient settings, which generate predictable, durable and growing income streams. As of December 31, 2021, the Company owned 125 real estate properties located in 56 markets across the United States.
Forward-Looking Statements
Certain statements contained herein, including those regarding our focus on curating our strong and diversified healthcare portfolio, our efforts to maximize stockholder value, and expectations regarding the payment of distributions to our stockholders, other than historical fact may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties. No forward-looking statement is intended to, nor shall it, serve as a guarantee of future performance. You can identify the forward-looking statements by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results, strategic acquisitions and growth opportunities, and future distributions. Forward-looking statements are subject to various risks and uncertainties and factors that could cause actual results to differ materially from the Company's expectations, and you should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company's control and could materially affect the Company's results of operations, financial condition, cash flows, performance or future achievements or events. Additional factors include the risk that the expected benefits for the Company’s pure-play healthcare REIT strategy are not achieved, and other factors, including those described under the section entitled Item 1A. "Risk Factors" of Part I of the Company's 2021 Annual Report on Form 10-K with the SEC a copy of which is available at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.
Investor Relations:

IR@silarealtytrust.com
Miles Callahan, Vice President of Capital Markets and Investor Relations

Consolidated Balance Sheets (amounts in thousands, except share data)

	December 31, 2021	December 31, 2020
ASSETS
Real estate:
Land	$163,992	$168,969
Buildings and improvements, less accumulated depreciation of $165,784 and $119,947, respectively	1,648,685	1,661,351
Construction in progress	14,628	19,232
Total real estate, net	1,827,305	1,849,552
Cash and cash equivalents	32,359	53,174
Acquired intangible assets, less accumulated amortization of $71,067 and $49,866, respectively	181,639	197,901
Goodwill	23,284	23,955
Right-of-use assets - operating leases	21,737	22,499
Right-of-use assets - finance lease	2,296	2,527
Notes receivable, net	—	31,262
Other assets, net	66,365	64,669
Assets held for sale, net	22,570	959,750
Total assets	$2,177,555	$3,205,289
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Notes payable, net of deferred financing costs of $0 and $682, respectively	$—	$146,645
Credit facility, net of deferred financing costs of $3,226 and $5,900, respectively	496,774	932,100
Accounts payable and other liabilities	39,597	67,946
Acquired intangible liabilities, less accumulated amortization of $4,444 and $3,122, respectively	12,962	11,971
Operating lease liabilities	23,758	23,926
Finance lease liabilities	2,636	2,843
Liabilities held for sale, net	698	365,985
Total liabilities	576,425	1,551,416
Stockholders’ equity:
Preferred stock, $0.01 par value per share, 100,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value per share, 510,000,000 shares authorized; 238,226,119 and 234,957,801 shares issued, respectively; 224,179,939 and 222,045,522 shares outstanding, respectively	2,242	2,220
Additional paid-in capital	2,004,404	1,983,361
Accumulated distributions in excess of earnings	(400,669)	(311,264)
Accumulated other comprehensive loss	(4,847)	(20,444)
Total stockholders’ equity	1,601,130	1,653,873
Total liabilities and stockholders’ equity	$2,177,555	$3,205,289

Consolidated Quarterly (Unaudited) and Annual Statements of Comprehensive Income (amounts in thousands, except share data and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue:
Rental revenue	$43,606	$41,902	$172,838	$165,781
Expenses:
Rental expenses	3,192	2,548	12,705	15,187
General and administrative expenses	6,785	6,721	26,395	16,681
Internalization transaction expenses	—	—	—	3,640
Asset management fees	—	—	—	12,604
Depreciation and amortization	17,161	17,135	70,259	69,849
Impairment loss on real estate	—	—	27,166	—
Impairment loss on goodwill	—	—	671	—
Total expenses	27,138	26,404	137,196	117,961
Gain on real estate dispositions	89	439	89	3,142
Income from operations	16,557	15,937	35,731	50,962
Interest and other expense, net	4,480	9,428	34,515	42,025
Income from continuing operations	12,077	6,509	1,216	8,937
Income from discontinued operations	—	8,239	401,444	27,839
Net income attributable to common stockholders	$12,077	$14,748	$402,660	$36,776
Other comprehensive income (loss):
Unrealized income (loss) on interest rate swaps, net	$5,789	$3,150	$15,597	$(15,740)
Other comprehensive income (loss)	5,789	3,150	15,597	(15,740)
Comprehensive income attributable to common stockholders	$17,866	$17,898	$418,257	$21,036
Weighted average number of common shares outstanding:
Basic	224,054,323	221,863,141	223,325,293	221,436,617
Diluted	225,031,906	222,475,926	224,293,339	221,622,444
Net income per common share attributable to common stockholders:
Basic:
Continuing operations	$0.05	$0.03	$0.00	$0.04
Discontinued operations	0.00	0.04	1.80	0.13
Net income attributable to common stockholders	$0.05	$0.07	$1.80	$0.17
Diluted:
Continuing operations	$0.05	$0.03	$0.00	$0.04
Discontinued operations	0.00	0.04	1.79	0.13
Net income attributable to common stockholders	$0.05	$0.07	$1.79	$0.17
Distributions declared per common share	$0.10	$0.12	$2.19	$0.48

Use of Non-GAAP Information
Net operating income, a non-GAAP financial measure, is defined as rental revenue, less rental expenses, which excludes general and administrative expenses, internalization transaction expenses, asset management fees, depreciation and amortization, impairment loss on real estate, impairment loss on goodwill, gain on real estate dispositions, interest and other expense, net, and income from discontinued operations. The Company believes that net operating income serves as a useful supplement to net income because it allows investors and management to measure unlevered property-level operating results and to compare operating results to the operating results of other real estate companies between periods on a consistent basis. Net operating income should not be considered as an alternative to net income determined in accordance with GAAP as an indicator of financial performance, and accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results, net operating income should be examined in conjunction with net income as presented in the consolidated financial statements and data included on the Company’s Annual Report on Form 10-K filed with the SEC on March 29, 2022.
The following are reconciliations of net income attributable to common stockholders, which is the most directly comparable GAAP financial measure, to net operating income for the three months and years ended December 31, 2021 and 2020 (amounts in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue:
Rental revenue	$43,606	$41,902	$172,838	$165,781
Expenses:
Rental expenses	3,192	2,548	12,705	15,187
Net operating income	40,414	39,354	160,133	150,594

Expenses:
General and administrative expenses	6,785	6,721	26,395	16,681
Internalization transaction expenses	—	—	—	3,640
Asset management fees	—	—	—	12,604
Depreciation and amortization	17,161	17,135	70,259	69,849
Impairment loss on real estate	—	—	27,166	—
Impairment loss on goodwill	—	—	671	—
Gain on real estate dispositions	89	439	89	3,142
Income from operations	16,557	15,937	35,731	50,962
Interest and other expense, net	4,480	9,428	34,515	42,025
Income from continuing operations	12,077	6,509	1,216	8,937
Income from discontinued operations	—	8,239	401,444	27,839
Net income attributable to common stockholders	$12,077	$14,748	$402,660	$36,776
The Company generates its net operating income from property operations. In order to evaluate the overall portfolio, management analyzes the net operating income of same store properties. The Company defines "same store properties" as operating properties that were owned and operated for the entirety of both calendar periods being compared and excludes properties under development and properties or land classified as held for sale. Activities of one land parcel that formerly contained a healthcare property classified as held for sale that did not meet the criteria of discontinued operations as of December 31, 2021, or the Land Held for Sale, is presented separately in the table below and shows the breakdown of the three months and year ended December 31, 2021. By evaluating the net operating income of the same store properties, management is able to monitor the operations of the Company's existing properties for comparable periods to measure the performance of the current portfolio and determine the effects of new acquisitions and dispositions on net income.
The following table represents the breakdown of the three months and year ended December 31, 2021, total rental revenue and rental expenses and compares with amounts for the 2020 corresponding periods (amounts in thousands). The Company believes that the below presentation of total rental revenue is not, and is not intended to be, a presentation in accordance with GAAP and allows investors and management to evaluate the Company’s performance.

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue:
Same store rental revenue	$39,502	$39,270	$156,555	$153,957
Same store tenant reimbursements (1)	2,228	2,080	8,316	7,896
Non-same store rental revenue	1,570	305	6,367	1,944
Non-same store tenant reimbursements (1)	302	5	901	1,131
Land Held for Sale rental revenue	—	77	164	513
Land Held for Sale tenant reimbursements (1)	—	178	433	231
Other operating income	4	(13)	102	109
Total rental revenue	43,606	41,902	172,838	165,781
Expenses:
Same store rental expenses	2,549	2,172	9,831	12,174
Non-same store rental expenses	452	106	1,751	1,702
Land Held for Sale rental expenses	191	270	1,123	1,311
Net operating income	$40,414	$39,354	$160,133	$150,594

(1)    Tenant reimbursements represent expenses, which are paid back to the Company by a tenant.
Funds From Operations (“FFO”) and Adjusted Funds From Operations ("AFFO") are non-GAAP financial measures. FFO is calculated using the NAREIT definition: net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and asset impairment write-downs, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than the Company does, making comparisons less meaningful. In addition to FFO, the Company uses AFFO as a supplemental financial performance measure because the Company believes it provides to stakeholders a more complete understanding of its sustainable performance. AFFO is a metric used by management to evaluate the Company's dividend policy. The Company calculates AFFO, a non-GAAP measure, by further adjusting FFO for the following items included in the determination of GAAP net income: amortization of above- and below-market leases, along with the net of right-of-use assets- operating leases and right-of-use assets- finance lease, resulting from above-and below-market leases, straight-line rent, acquisition expenses in connection with business combination transactions, discount amortization related to the deferred liability in connection with the internalization transaction, impairment loss on goodwill, (gain) loss on extinguishment of debt, amortization of deferred financing costs and stock-based compensation. Other REITs may use different methodologies for calculating AFFO and, accordingly, the Company’s AFFO may not be comparable to other REITs.

FFO and AFFO should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operational performance. The method used to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operating performance and considered more prominent than the non-GAAP FFO and AFFO measures and the adjustments to GAAP in calculating FFO and AFFO.
The following is a reconciliation of net income attributable to common stockholders, which is the most directly comparable GAAP financial measure, to FFO and AFFO for the three months and years ended December 31, 2021 and 2020 (amounts in thousands, except share data and per share amounts):

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income attributable to common stockholders	$12,077	$14,748	$402,660	$36,776
Adjustments:
Depreciation and amortization (1)	17,156	24,869	81,999	105,476
Gain on real estate disposition from continuing operations	(89)	(439)	(89)	(3,142)
Gain on real estate dispositions from discontinued operations	—	—	(395,801)	—
Impairment loss on real estate	—	—	27,166	—
FFO attributable to common stockholders	$29,144	$39,178	$115,935	$139,110
Adjustments:
Amortization of intangible assets and liabilities (2)	141	(613)	(1,098)	(4,680)
Reduction in the carrying amount of right-of-use assets - operating leases and finance lease, net	186	268	860	970
Straight-line rent (3)	(3,011)	(5,015)	(15,503)	(21,161)
Internalization transaction expenses (4)	—	—	—	3,640
Amortization of discount of deferred liability	—	54	272	54
Impairment loss on goodwill (5)	—	—	671	—
Loss on extinguishment of debt	—	—	28,751	—
Amortization of deferred financing costs	664	1,001	3,425	3,884
Stock-based compensation	623	335	2,379	437
AFFO attributable to common stockholders	$27,747	$35,208	$135,692	$122,254
Weighted average common shares outstanding - basic	224,054,323	221,863,141	223,325,293	221,436,617
Weighted average common shares outstanding - diluted	225,031,906	222,475,926	224,293,339	221,622,444
Net income per common share - basic	$0.05	$0.07	$1.80	$0.17
Net income per common share - diluted	$0.05	$0.07	$1.79	$0.17
FFO per common share - basic	$0.13	$0.18	$0.52	$0.63
FFO per common share - diluted	$0.13	$0.18	$0.52	$0.63
AFFO per common share - basic	$0.12	$0.16	$0.61	$0.55
AFFO per common share - diluted	$0.12	$0.16	$0.60	$0.55

(1)During the years ended December 31, 2021 and 2020, the Company wrote off in-place intangible assets in the amounts of approximately $1.1 million and $4.7 million, respectively, by accelerating the amortization of the acquired intangible assets.
(2)    Under GAAP, certain intangibles are accounted for at cost and reviewed for impairment. However, because real estate values and market lease rates historically rise or fall with market conditions, management believes that by excluding charges related to amortization of these intangibles, AFFO provides useful supplemental information on the performance of the real estate. During the year ended December 31, 2020, the Company wrote off an above-market lease intangible asset in the amount of approximately $0.3 million, by accelerating the amortization of the acquired intangible asset and one below-market lease intangible liability in the amount of approximately $2.0 million by accelerating the amortization of the acquired intangible liability
(3)    Under GAAP, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays, if applicable). This may result in income recognition that is significantly different than the underlying contract terms. During the years ended December 31, 2021 and 2020, the Company wrote off approximately $0.1 million and $0.1 million, respectively, of straight-line rent. By adjusting for the change in straight-line rent receivable, AFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns with the Company's analysis of operating performance.
(4)    Under GAAP, acquisition fees and expenses related to transactions determined to be business combinations are expensed as incurred. Internalization transaction expenses consisted primarily of legal fees, as well as fees for other professional and financial advisors incurred in connection with the internalization transaction. The Company believes that adjusting for such non-recurring items provides useful supplemental information because such expenses may not be reflective of ongoing operations and aligns with its analysis of operating performance.
(5)    During the year ended December 31, 2021, the Company wrote off goodwill related to three reporting units in the amount of approximately $0.7 million, which was originally recognized as a part of the internalization transaction on September 30, 2020. The Company believes that adjusting for such non-recurring items provides useful supplemental information because such adjustments may not be reflective of ongoing operations and aligns with its analysis of operating performance.